AUTOMATIC AND FACULTATIVE
                   YEARLY RENEWABLE TERM REINSURANCE AGREEMENT


                            Effective January 1, 2002



                                     Between



                         NATIONAL LIFE INSURANCE COMPANY
                               ("Ceding Company")

                             One National Life Drive
                            Montpelier, Vermont 05604



                                       And




                                  ("Reinsurer")




                             Reinsurer Agreement No.

                            AUTOMATIC AND FACULTATIVE
                   YEARLY RENEWABLE TERM REINSURANCE AGREEMENT


                            This Agreement is between

                NATIONAL LIFE INSURANCE COMPANY (Ceding Company),
               One National Life Drive, Montpelier, Vermont 05604

                                       And

                                  (Reinsurer),
                                        .

The Reinsurer agrees to reinsure certain portions of the Ceding Company's contract risks as described in the terms and conditions of this Agreement, which includes any attached Schedules and Exhibits.

This reinsurance Agreement constitutes the entire Agreement between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed in this Agreement.

Any change or modification to this Agreement is null and void unless made by amendment to this Agreement and signed by both parties.

In witness of the above, the Ceding Company and the Reinsurer have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of January 1, 2002.


NATIONAL LIFE
INSURANCE COMPANY

By:   ______________________________    By:   __________________________________
Title:______________________________    Title:________________________________
Date:_______________________________    Date:_________________________________

By:   ______________________________    By:   ________________________________
Title:______________________________    Title:________________________________
Date:_______________________________    Date:_________________________________

                 AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM
                              REINSURANCE AGREEMENT

                                Table of Contents


1.       PARTIES TO AGREEMENT..................................................1
         --------------------

2.       REINSURANCE BASIS.....................................................1
         -----------------

3.       AUTOMATIC REINSURANCE TERMS...........................................1
         ---------------------------
         a.       CONVENTIONAL UNDERWRITING....................................1
                  -------------------------
         b.       MAXIMUM DOLLAR RETENTION.....................................2
                  ------------------------
         c.       REINSURERS' AUTOMATIC ACCEPTANCE LIMITS......................2
                  ---------------------------------------
         d.       AUTOMATIC IN FORCE AND APPLIED FOR LIMIT.....................2
                  ----------------------------------------
         e.       RESIDENCE....................................................2
                  ---------
         f.       MINIMUM CESSION..............................................2
                  ---------------
         g.       NO PRIOR FACULTATIVE SUBMISSIONS. ...........................2
                  ----------------------------------

4.       AUTOMATIC REINSURANCE NOTICE PROCEDURE................................2
         --------------------------------------

5.       FACULTATIVE REINSURANCE...............................................2
         -----------------------

6.       COMMENCEMENT OF REINSURANCE COVERAGE..................................3
         ------------------------------------
         a.       AUTOMATIC REINSURANCE........................................3
                  ---------------------
         b.       FACULTATIVE REINSURANCE......................................3
                  -----------------------
         c.       PRE-ISSUE COVERAGE...........................................3
                  ------------------

7.       BASIS OF REINSURANCE AMOUNT AND REINSURANCE PREMIUM RATES.............4
         ---------------------------------------------------------
         a.       LIFE REINSURANCE.............................................4
                  ----------------
         b.       SUPPLEMENTAL BENEFITS AND RIDERS.............................4
                  --------------------------------
         c.       PRELIMINARY TERM INSURANCE...................................4
                  --------------------------
         d.       TERM INSURANCE RENEWALS......................................4
                  -----------------------
         e.       TABLE RATED SUBSTANDARD PREMIUMS.............................4
                  --------------------------------
         f.       FLAT EXTRA PREMIUMS..........................................4
                  -------------------
         g.       PREMIUM ADJUSTMENTS..........................................5
                  -------------------

8.       CASH VALUES OR LOANS..................................................5
         --------------------

9.       PAYMENT OF REINSURANCE PREMIUMS.......................................5
         -------------------------------
         a.       PREMIUM DUE..................................................5
                  -----------
         b.       FAILURE TO PAY REINSURANCE PREMIUMS..........................5
                  -----------------------------------
         c.       OVERPAYMENT OF REINSURANCE PREMIUM...........................5
                  ----------------------------------
         d.       UNDERPAYMENT OF REINSURANCE PREMIUM..........................5
                  ------------------------------------
         e.       RETURN OF REINSURANCE PREMIUM................................6
                  -----------------------------
         f.       UNEARNED REINSURANCE PREMIUMS................................6
                  -----------------------------

10.      PREMIUM TAX REIMBURSEMENT.............................................6
         -------------------------

11.      DAC TAX AGREEMENT.....................................................6
         -----------------

12.      REPORTS...............................................................7
         -------

13.      RESERVES FOR REINSURANCE..............................................7
         ------------------------

14.      DEATH CLAIMS..........................................................7
         ------------
         a.       NOTICE OF DEATH..............................................7
                  ---------------
         b.       PROOFS.......................................................7
                  ------
         c.       DEATH CLAIMS PAYABLE.........................................7
                  --------------------
         d.       AMOUNT AND PAYMENT OF DEATH CLAIMS...........................7
                  ----------------------------------
         e.       CONTESTED CLAIMS.............................................8
                  ----------------
         f.       CLAIM EXPENSES...............................................8
                  --------------
         g.       EXTRACONTRACTUAL DAMAGES.....................................8
                  ------------------------

15.      POLICY CHANGES........................................................9
         --------------
         a.       NOTICE.......................................................9
                  ------
         b.       INCREASES....................................................9
                  ---------
         c.       REDUCTIONS OR TERMINATIONS...................................9
                  --------------------------
         d.       RISK CLASSIFICATION CHANGES..................................9
                  ---------------------------
         e.       NON-FORFEITURE BENEFITS......................................9
                  ------------------------

16.      TERM CONVERSIONS, EXCHANGES AND REPLACEMENTS.........................10
         --------------------------------------------
         a.       NOTICE......................................................10
                  -------
         b.       TERM CONVERSIONS............................................10
                  ----------------
         c.       EXCHANGES AND REPLACEMENTS..................................10
                  --------------------------

17.      POLICYHOLDER REINSTATEMENTS..........................................11
         ---------------------------
         a.       AUTOMATIC REINSTATEMENT.....................................11
                  -----------------------
         b.       FACULTATIVE REINSTATEMENT...................................11
                  -------------------------
         c.       PREMIUM ADJUSTMENT..........................................11
                  ------------------
         d.       REINSTATEMENT FOLLOWING REINSURANCE OF NON-FORFEITURE
                  -----------------------------------------------------
                        BENEFITS..............................................11
                       ---------

18.      INCREASE IN MAXIMUM DOLLAR RETENTION LIMITS AND RECAPTURE............12
         ---------------------------------------------------------
         a.       NEW BUSINESS................................................12
                  ------------
         b.       RECAPTURE...................................................12
                  ---------

19.      ERROR AND OMISSION...................................................12
         ------------------

20.      INSOLVENCY...........................................................13
         ----------

21.      ARBITRATION..........................................................13
         -----------
         a.       GENERAL.....................................................13
                  -------
         b.       NOTICE......................................................14
                  ------
         c.       PROCEDURE...................................................14
                  ---------

22.      OFFSET...............................................................14
         -------

23.      GOOD FAITH; FINANCIAL SOLVENCY.......................................15
         ------------------------------

24.      TREATMENT OF CONFIDENTIAL INFORMATION................................15
         --------------------------------------

25.      TERM OF THIS AGREEMENT AND TERMINATION...............................15
         --------------------------------------

26.      MEDICAL INFORMATION BUREAU...........................................15
         --------------------------

27.      SEVERABILITY.........................................................15
         ------------

28.      SURVIVAL.............................................................16
         ---------

29.      NON-WAIVER...........................................................16
         -----------

                              Listing of Schedules:

SCHEDULE A - COVERAGE AND LIMITS

1.   Plans Reinsured
2.   Reinsurance Amount
3.   Ceding Company's Maximum Dollar Retention Limits
4.   Reinsurers' Automatic Acceptance Limits
5.   Automatic In Force and Applied for Limits
6.   Premium Due
7.   Recapture Period
8.   Net Amount at Risk
9.   Additional Underwriting Requirements

SCHEDULE B - REINSURANCE PREMIUMS

1.   Automatic Reinsurance Premiums
2.   Age Basis
3.   Rates After Exercise of Term Conversion Option
4.   Facultative Rate Limit
     Exhibit B.I - Basic Select and Ultimate Table
     Exhibit B.II - Calculation of "Frasierized" Second to Die Mortality Rates Exhibit B.III - Last Survivor Premium Rates
     Exhibit B.IV - Beneficiary Insurance Option Rates
     Exhibit B.V - Survivor Purchase Option/Designated Second Life Rates Exhibit B.VI - Continuing Coverage Rider Premiums

SCHEDULE C - REPORTING INFORMATION

Information on Risks Reinsured
Policy Exhibit Summary
Reserve Credit Summary
Accounting Summary

SCHEDULE D - FACULTATIVE FORMS

Application for Reinsurance
Notification of Reinsurance

ADDENDUM A - REINSURANCE COVERAGE FOR ACCELERATED CARE RIDER

SCHEDULE A.1 - ACCELERATED CARE RIDER COVERAGE AND LIMITS
         Exhibit A.1.1 - Accelerated Care Rider Final Specifications Exhibit A.1.2 - National Life of Vermont California Non-Qualified
                         Acceleration Rider Actuarial Memorandum Addendum

SCHEDULE B.1 - ACCELERATED CARE RIDER PREMIUMS
         Exhibit B.1.1 - Rates for Qualified Accelerated Care Rider Exhibit B.1.2 - Rates for Non-Qualified Accelerated Care Rider Exhibit B.1.3

                 AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM
                              REINSURANCE AGREEMENT


1.       PARTIES TO AGREEMENT.
         This Agreement is solely between the Reinsurer and the Ceding Company. There is no third party beneficiary to this Agreement. Reinsurance under this Agreement will not create any right or legal relationship between the Reinsurer and any other person, for example, any insured, policyholder, agent, beneficiary, assignee, or other reinsurer. The Ceding Company agrees that it will not make the Reinsurer a party to any litigation between any such third party and the Ceding Company. The Ceding Company and the Reinsurer will not disclose the other's name to these third parties with regard to the agreements or transactions that are between the Ceding Company and the Reinsurer, unless the Ceding Company or the Reinsurer gives prior written approval for the use of its own name.

         The terms of this Agreement are binding upon the parties, their representatives, successors, and assigns. The parties to this Agreement are bound by ongoing and continuing obligations and liabilities until this Agreement terminates for new business and the underlying policies are no longer in force, whichever occurs later. This Agreement shall not be bifurcated, partially assigned, or partially assumed.


2.       REINSURANCE BASIS.
         This Agreement, including the attached Schedules, states the terms and conditions of automatic and facultative reinsurance that is on a Yearly Renewable Term basis. This Agreement is applicable only to reinsurance of policies directly written by the Ceding Company, or directly written by Life of the Southwest and reinsured by Ceding Company. Any policies acquired through merger with another company, reinsurance, or purchase of another company's policies are not included under the terms of this Agreement.


3. AUTOMATIC REINSURANCE TERMS.
         The Ceding Company agrees to cede and the Reinsurer agrees to automatically accept contractual risks on the life insurance plans and supplemental benefits shown in Section 1 of Schedule A, subject to the following requirements:

         a.    CONVENTIONAL UNDERWRITING.
               Automatic reinsurance applies only to insurance applications underwritten by the Ceding Company with conventional underwriting and issue practices that are consistently applied. Conventional underwriting and issue practices are those customarily used and generally accepted by life insurance companies.

               Some examples of non-customary underwriting practices that are not acceptable for automatic reinsurance under this Agreement are table-shaving programs, guaranteed issue, any form of simplified underwriting, short-form applications, any form of non-customary non-medical underwriting limits, or internal or external policy exchanges that do not require conventional underwriting.

               Some examples of unacceptable issue practices that are not acceptable for automatic reinsurance under this Agreement are the issuance of a policy that has contestability or suicide clauses with time limitations that are shorter than the maximum allowed by state law and policy exchanges, replacements or term conversions resulting from policies not originally reinsured by the Reinsurer.

               The Ceding Company must comply with Underwriting Guidelines at least as restrictive as those set forth in Exhibit A.I and Additional Underwriting Requirements at least as restrictive as those set forth in Section 9 of Schedule A. The Additional Underwriting Requirements may be changed by the Reinsurer. The Reinsurer will provide 120 days advance written notice to the Ceding Company before the effective date of such change.

          b.   MAXIMUM DOLLAR RETENTION.
               The Ceding Company will retain, and not otherwise reinsure, an amount of insurance on each life equal to its Maximum Dollar Retention Limits shown in Section 3 of Schedule A. If the Ceding Company's scheduled Maximum Dollar Retention Limit is zero, automatic reinsurance is not available.

          c.   REINSURERS' AUTOMATIC ACCEPTANCE LIMITS.
               On any one life, the amount automatically reinsured under all agreements with all reinsurers must not exceed the Reinsurers' Automatic Acceptance Limits shown in Section 4 of Schedule A.

          d.   AUTOMATIC IN FORCE AND APPLIED FOR LIMIT.
               The total amount of life insurance in force and applied for on any one life with all companies, of which the Ceding Company is aware, must not exceed the In Force and Applied For Limit shown in Section 5 of Schedule A.

          e.   RESIDENCE.
               Each insured must be a resident of the United States or Canada at the time of issue.

          f.   MINIMUM CESSION.
               The minimum amount of reinsurance per cession that the Reinsurer will accept is $10,000 and reinsurance of a cession will be terminated when the amount reinsured is less than $10,000.

          g.   NO PRIOR FACULTATIVE SUBMISSIONS. .
               To be eligible for automatic reinsurance, the risk must not have been submitted on a facultative basis to the Reinsurer or any other reinsurer.


4.        AUTOMATIC REINSURANCE NOTICE PROCEDURE.
          After the policy has been paid for and delivered, the Ceding Company will submit all relevant individual policy information, as defined in Schedule C, in its next statement to the Reinsurer.


5.        FACULTATIVE REINSURANCE.
          The Ceding Company may apply for facultative reinsurance with the Reinsurer on a risk if the automatic reinsurance terms are not met, or if the terms are met and it prefers to apply for facultative reinsurance. If the Ceding Company wishes to obtain a facultative quote from other reinsurers on a risk eligible for automatic reinsurance, the risk must also be submitted to the Reinsurer for a facultative offer. The following items must be submitted to obtain a facultative quote:

          a. A form substantially similar to the Reinsurer's "Application for Reinsurance" form shown in Schedule D.

          b. Copies of the original insurance application, medical examiner's reports, financial information, and all other papers and information obtained by the Ceding Company regarding the insurability of the risk.

          c.   The initial and ultimate risk amounts requested.

         After receipt of the Ceding Company's application, the Reinsurer will promptly examine the materials and notify the Ceding Company either of the terms and conditions of the Reinsurer's offer for facultative reinsurance or that no offer will be made. The Reinsurer's offer expires 120 days after the offer is made, unless the written offer specifically states otherwise. If the Ceding Company accepts the Reinsurer's offer, then the Ceding Company will note its acceptance in its underwriting file and mail, as soon as possible but no later than 90 days, a formal reinsurance cession to the Reinsurer using a form substantially similar to the "Notification of Reinsurance" form shown in Schedule D Automatic reinsurance rates can be used for facultative business up to the Facultative Rate Limits shown in Section 4 of Schedule B.


6.       COMMENCEMENT OF REINSURANCE COVERAGE.
         Commencement of the Reinsurer's reinsurance coverage on any policy or pre-issue risk under this Agreement is described below:

          a.   AUTOMATIC REINSURANCE.
               The Reinsurer's reinsurance coverage for any policy that is ceded automatically under this Agreement will begin and terminate simultaneously with the Ceding Company's contractual liability for the policy reinsured, unless otherwise terminated in accordance with the terms of this Agreement.

          b.   FACULTATIVE REINSURANCE.
               The Reinsurer's reinsurance coverage for any policy that is ceded facultatively under this Agreement will begin when:

               i. The Ceding Company accepts the Reinsurer's offer; and

               ii. The policy has been issued.

                  Reinsurer's reinsurance coverage for any policy that is ceded facultatively under this Agreement will terminate simultaneously with the Ceding Company's contractual liability for the policy reinsured, unless otherwise terminated in accordance with the terms of this Agreement.

c.       PRE-ISSUE COVERAGE.
                  The Reinsurer will not be liable for benefits paid under the Ceding Company's conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance coverage under Article 3 of this Agreement are met. The Reinsurer's liability under the Ceding Company's conditional receipt or temporary insurance agreement is limited to the lesser of i. or ii. below:

b. The Reinsurer's share of the Reinsurers' Automatic Acceptance Limits shown in Section 4 of Schedule A.

               i. The amount for which the Ceding Company is liable, less the amount the Ceding Company retained pursuant to Section 3 of Schedule A, less any amount of reinsurance with other reinsurers.

                  The pre-issue liability applies only once on any given life regardless of how many receipts were issued or initial premiums were accepted by the Ceding Company. After a policy has been issued, no reinsurance benefits are payable under this pre-issue coverage provision.

                  In the event that the Ceding Company's rules with respect to cash handling and the issuance of conditional receipt or temporary insurance are not followed, the Reinsurer will participate in the liability if the conditions for automatic reinsurance are met and the Ceding Company does not knowingly allow such rules to be violated or condone such a practice. Such liability shall be limited to the lesser of i or ii above. As in all cases, the provisions of Article 14 apply to such a claim.


2.       BASIS OF REINSURANCE AMOUNT AND REINSURANCE PREMIUM RATES.

a. LIFE REINSURANCE.
                  Reinsurance shall be on an excess basis. The amount reinsured on a policy is the policy's net amount at risk less the Ceding Company's retention available on the policy less any amount of reinsurance with other reinsurers. The retention on each life, or both lives for joint policies, is shown in Section 3 of Schedule A. The net amount at risk is defined in Section 8 of Schedule A. The reinsurance premiums per $1000 are shown in
                  Section 1 of Schedule B.

b. SUPPLEMENTAL BENEFITS AND RIDERS.
                  The supplemental benefits and riders reinsured under this Agreement are listed in Section 1 of Schedule A.

                  i. ACCELERATED BENEFITS RIDER.
                           The reinsurance benefit is the Reinsurer's proportionate share of the accelerated death benefit payable under this Agreement. The maximum benefit payable by the Reinsurer is the lesser of the amount specifically reinsured by the Reinsurer, or $1,000,000. This will be a cumulative limit in the case of repeated partial accelerations. There are no reinsurance premiums for this benefit.

c. PRELIMINARY TERM INSURANCE.
                  Premiums for reinsurance of preliminary term insurance are at the second year rate for the insured's attained age, as shown in Schedule B, for the fraction of a year covered.

d. TERM INSURANCE RENEWALS.
                  The reinsurance premium rates for term renewals are calculated using the original issue age, duration since issuance of the original policy, and the original underwriting classification.

e. TABLE RATED SUBSTANDARD PREMIUMS.
                  If the Ceding Company's policy is issued with a table rated substandard premium, the reinsurance premiums shown in Section 1.q of Schedule B will apply.

f. FLAT EXTRA PREMIUMS.
                  If the Ceding Company's policy is issued with a flat extra premium, the reinsurance premiums shown in Section 1.o of Schedule B will apply.

g. PREMIUM ADJUSTMENTS.
                  The reinsurance premium rates are not guaranteed. The Reinsurer reserves the right to change the rates at any time. If the Reinsurer changes the rates, it will give the Ceding Company 90 days' prior written notice of the change. Any change applies only to reinsurance premiums due after the expiration of the notice period. The maximum reinsurance premiums are equal to the statutory valuation premiums for yearly renewable term insurance at the maximum interest rates and minimum mortality rates applicable at the policy issue date.

                  In the event the Reinsurer increases the reinsurance premium rates without a proportionate increase by the Ceding Company to the policyowner premiums or cost of insurance rates, the Ceding Company will have the right to cancel this Agreement on or after the effective date of the reinsurance premium rate increase. Such right to cancel shall be exercised by providing the Reinsurer with a written notice of Ceding Company's intent to recapture ceded business. If Ceding Company exercises such right to cancel and recapture ceded business, such election shall be in lieu of any premature recapture fee and Reinsurer will not be obligated to reimburse Ceding Company for any unearned premiums.


3.       CASH VALUES OR LOANS.
         This Agreement does not provide reinsurance for cash surrender values. In addition, the Reinsurer will not participate in policy loans or other forms of indebtedness on reinsured business.


4.       PAYMENT OF REINSURANCE PREMIUMS

a. PREMIUM DUE.
                  The reinsurance premiums for each reinsurance cession are due as shown in Section 6 of Schedule A.

b. FAILURE TO PAY REINSURANCE PREMIUMS.
                  If the reinsurance premiums are 60 days past due, for reasons other than those due to error or omission as defined below in
                  Article 19, the premiums will be considered in default and the Reinsurer may terminate the reinsurance upon 30 days' prior written notice to the Ceding Company. The Reinsurer will have no further liability as of the termination date. The Ceding Company will be liable for the prorated reinsurance premiums to the termination date. The Ceding Company agrees that it will not force termination under the provisions of this paragraph to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

c. OVERPAYMENT OF REINSURANCE PREMIUM.
                  If the Ceding Company overpays a reinsurance premium and the Reinsurer accepts the overpayment, the Reinsurer's acceptance will not constitute nor create a reinsurance liability nor result in any additional reinsurance. Instead, the Reinsurer will be liable to the Ceding Company for a credit in the amount of the overpayment, without interest.

d. UNDERPAYMENT OF REINSURANCE PREMIUM.
                  If the Ceding Company fails to make a full premium payment for a policy or policies reinsured hereunder, due to an error or omission as defined below in Article 19, the amount of reinsurance coverage provided by the Reinsurer shall not be reduced. However, once the underpayment is discovered, the Ceding Company will be required to pay to the Reinsurer the difference between the full premium amount and the amount actually paid, without interest. If payment of the full premium is not made within 60 days after the discovery of the underpayment, the underpayment shall be treated as a failure to pay premiums and subject to the conditions of Article 9.b., above.

e. RETURN OF REINSURANCE PREMIUM.
                  If a misrepresentation or misstatement on an application or a death of an insured by suicide results in the Ceding Company returning the policy premiums to the policy owner rather than paying the policy benefits, the Reinsurer will refund all of the reinsurance premiums it received on that policy to the Ceding Company, without interest.

                  This refund given by the Reinsurer will be in lieu of all other reinsurance benefits payable on that policy under this Agreement. If there is an adjustment to the policy benefits due to a misrepresentation or misstatement of age or sex, a corresponding adjustment will be made to the reinsurance benefits.

f. UNEARNED REINSURANCE PREMIUMS.
                  Unearned reinsurance premiums will be returned on deaths, surrenders and other terminations, except as set forth in
                  Article 7.g. This refund will be on a prorated basis without interest from the date of termination of the policy to the date through which a reinsurance premium has been paid.


5.       PREMIUM TAX REIMBURSEMENT.
         The Reinsurer will not reimburse the Ceding Company for premium taxes.

6.       DAC TAX AGREEMENT.
         The Ceding Company and the Reinsurer hereby enter into an election under Treasury Regulations Section 1.848-2(g) (8) whereby:

a. For each taxable year under this Agreement, the party with the net positive consideration, as defined in the regulations promulgated under Treasury Code Section 848, will capitalize specified policy acquisition expenses with respect to this Agreement without regard to general deductions limitation of
                  Section 848 (c) (1);

b. The Ceding Company and the Reinsurer agree to exchange information pertaining to the net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service;

c. The Ceding Company will submit to the Reinsurer by May 1 of each year its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company will report such net consideration in its tax return for the preceding calendar year;

d. The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within 30 days of the Reinsurer's receipt of the Ceding Company's calculation. If the Reinsurer does not so notify the Ceding Company, the Reinsurer will report the net consideration as determined by the Ceding Company in the Reinsurer's tax return for the previous calendar year;

e. If the Reinsurer contests the Ceding Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date the Reinsurer submits its alternative calculation. If the Ceding Company and the Reinsurer reach agreement on the net amount of consideration, each party will report such amount in their respective tax returns for the previous calendar year.

         Both Ceding Company and Reinsurer represent and warrant that they are subject to U.S. taxation under either Subchapter L of Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.


7.       REPORTS.
         The administering party is the Ceding Company. The reporting period is monthly. For each reporting period, the Ceding Company will submit a statement to the Reinsurer with information that is substantially similar to the information displayed in Schedule C. The statement will include information on the risks reinsured with the Reinsurer, premiums owed, policy exhibit activity, and an accounting summary. Within 15 days after the end of each calendar quarter, the Ceding Company will submit a reserve credit summary similar to that shown in Schedule C.


8.       RESERVES FOR REINSURANCE.
         The Reinsurer shall hold reinsurance reserves in accordance with all applicable laws and regulations that the Reinsurer deems controlling.


9.       DEATH CLAIMS.

a. NOTICE OF DEATH.
                  The Ceding Company will notify the Reinsurer, as soon as reasonably possible, after it receives notice of a death claim arising from a death of an insured under a policy reinsured.

b. PROOFS.
                  The Ceding Company will promptly provide the Reinsurer with proper death claim proofs (including, for example, proofs required under the policy), all relevant information respecting the existence and validity of the death claim, and an itemized statement of the death claim benefits paid by the Ceding Company under the policy.

c. DEATH CLAIMS PAYABLE.
                  Death claims are payable only as a result of the actual death of an insured, to the extent reinsured under this Agreement and for which there is contractual liability for the death claim under the issuing company's in force policy. Except for accelerated death benefits for terminally ill insured individuals (certified by a physician as having an illness or physical condition that can reasonably be expected to result in death in 24 months or less after the date of certification) or accelerated benefits for chronically ill insured individuals (certified by a physician as having a covered chronic illness as defined by the Ceding Company), for which benefits are contractually provided under the issuing company's policy, and which are reinsured hereunder, no acceleration nor estimation of death claims on living individuals is permitted, will not be due, owing or payable, nor form the basis of any claim against the Reinsurer whatsoever.

d. AMOUNT AND PAYMENT OF DEATH CLAIMS.
                  After the Reinsurer receives proper death claim notice, proofs of the death claim, and proof of payment of the death claim by the Ceding Company, the Reinsurer will promptly pay the reinsurance death benefits due and owing to the Ceding Company in one lump sum The Ceding Company's contractual liability for death claims is binding on the Reinsurer. The maximum death benefit payable to the Ceding Company under each reinsured policy is the net amount at risk specifically reinsured hereunder; the Reinsurer will not be nor become liable for any amounts or reserves to be held by the Ceding Company on policies reinsured under this Agreement. The total reinsurance in all companies on a policy shall not exceed the Ceding Company's total contractual liability on the policy, less its amount retained on the policy. The excess, if any, of the total reinsurance in all companies plus the Ceding Company's retained amount on the policy over its contractual liability under the reinsured policy will first be applied to reduce all reinsurance on the policy. This reduction in reinsurance will be shared among all the reinsurers in proportion to their respective amounts of reinsurance prior to the reduction.

                  In the event payment is made under any policy prior to the death of the insured due to the exercise of an accelerated benefit option, the amount of reinsurance will be reduced in proportion to the reduction in the reinsured policy's net amount at risk.

e. CONTESTED CLAIMS.
                  The Ceding Company will notify the Reinsurer of its intention to contest, compromise, or litigate a claim involving a reinsured policy. If the Ceding Company's contest, compromise, or litigation results in a reduction in its liability, the Reinsurer will share in the reduction in the proportion that the Reinsurer's net liability bears to the sum of the net liability of all reinsurers on the insured's date of death.

                  If the Reinsurer should decline to participate in the contest, compromise or litigation, the Reinsurer will then release all of its liability by paying the Ceding Company its full share of reinsurance death benefits for the policy and not sharing in any subsequent reduction in liability.

f. CLAIM EXPENSES.
                  The Reinsurer will pay its share of reasonable investigation and legal expenses connected with the litigation or settlement of contractual liability claims unless the Reinsurer has released its liability, in which case the Reinsurer will not participate in any expenses after the date of release. However, claim expenses do not include routine claim and administration expenses, including the Ceding Company's home office expenses. Also, expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that the Ceding Company admits are payable are not a claim expense under this Agreement.

g. EXTRACONTRACTUAL DAMAGES.
                  The Reinsurer will not participate in and shall not be liable to pay the Ceding Company or others for any amounts in excess of the Reinsurer's share of the net amount at risk on the mortality risk reinsured hereunder. Extracontractual damages or liabilities and related expenses and fees are specifically excluded from the reinsurance coverage provided under this Agreement. Extracontractual damages are any damages awarded against the Ceding Company, including, for example, those resulting from negligence, reckless or intentional conduct, fraud, oppression, or bad faith committed by the Ceding Company in connection with the mortality risk insurance reinsured under this Agreement.

                  The excluded extracontractual damages shall include, by way of example and not limitation:

          i.   Actual and consequential damages;
          ii.  Damages for emotional distress or oppression;
          iii. Punitive, exemplary or compensatory damages;
          iv.  Statutory damages, fines, or penalties;

          v. Amounts in excess of the risk reinsured hereunder that the Ceding Company pays to settle a dispute or claim;
          vi.  Third-party attorney fees, costs and expenses.


10. POLICY CHANGES. a. NOTICE.
                  If a reinsured policy is changed, a corresponding change will be made in the reinsurance coverage for that policy. The Ceding Company will notify the Reinsurer of the change in the Ceding Company's next accounting statement.

b. INCREASES.
                  If life insurance on a reinsured policy is increased and the increase is subject to new underwriting evidence, then the increase of life insurance on the reinsured policy will be administered the same as the issuance of a new policy. If the increase is not subject to new underwriting evidence, and increases are scheduled and known at issue, then the increase will be automatically accepted by the Reinsurer, but the total amount of reinsurance is not to exceed the Reinsurers' Automatic Acceptance Limits shown in Section 4 of Schedule A. Reinsurance rates will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification. Other increases not subject to new underwriting evidence are not allowed under this Agreement.

c. REDUCTIONS OR TERMINATIONS.
                  If life insurance on a reinsured policy is reduced, the reduction shall be applied first to the reinsured portion, among all reinsurers in accordance to their percentages. If life insurance on a reinsured policy is terminated, then reinsurance will cease on the date of such termination.

                  Reductions and terminations are permitted only when the underlying policyholder directs such a reduction or termination of the issuing company policy that is in force at the time that the reductions and terminations take place.

d. RISK CLASSIFICATION CHANGES.
                  If a policyholder requests a Table Rating reduction or removal of a Flat Extra, such change will be underwritten according to the Ceding Company's Underwriting Guidelines as set forth in
                  Exhibit I. Risk classification changes on facultative policies will be subject to the Reinsurer's approval.





e. NON-FORFEITURE BENEFITS. 1) EXTENDED TERM.
                  If the original policy lapses and extended term insurance is elected under the terms of the policy, the Ceding Company will notify the Reinsurer of the new amount of reinsurance. The reinsurance rates will remain the same as the rates used for the original policy and will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

2) REDUCED PAID UP.
                  If the original policy lapses and reduced paid up insurance is elected under the terms of the policy, the amount reinsured will be reduced and the Ceding Company will notify the Reinsurer of the new amount of reinsurance. If reinsurance is on an excess basis, reinsurance will be reduced by the full amount of the reduction. If the amount of the reduction exceeds the risk amount reinsured, the reinsurance on the policy will be terminated. If reinsurance is on a first dollar quota share basis, the amount reinsured and the amount retained by the Ceding Company will be reduced based upon their respective quota share percentages. The reinsurance rates will remain the same as the rates used for the original policy and will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.


11.      TERM CONVERSIONS, EXCHANGES AND REPLACEMENTS.
         a. NOTICE.
                  If a policy reinsured under this Agreement is exchanged or replaced, as defined below in 16.b and 16.c, the Ceding Company will notify the Reinsurer of the change in the Ceding Company's next accounting statement. Unless mutually agreed otherwise in writing, policies that are not reinsured with the Reinsurer and that exchange or replace to a plan covered under this Agreement will not be reinsured hereunder, except as provided 16.b.ii below

         b. TERM CONVERSIONS
                  For purposes of this Agreement, a term conversion is a contractual right of the insured to replace a term policy or rider with a permanent plan without evidence of insurability.
                  i. The Reinsurer will continue to reinsure policies resulting from a term conversion of any policy reinsured under this Agreement, in an amount not to exceed the original amount reinsured hereunder. If the policy or rider converts to a plan reinsured with the Reinsurer under either this Agreement or another Agreement, the reinsurance rates for the converted policy will be the reinsurance rates contained in the Agreement that covers the plan to which the original policy is converting. If the policy or rider converts to a plan not reinsured with the Reinsurer, the reinsurance will continue under this Agreement on a yearly renewable term basis using the YRT conversion rates set forth in Section 3 of Schedule B.
                  ii. The Reinsurer will provide reinsurance coverage under this Agreement for policies resulting from a term conversion of a policy not previously reinsured by the Reinsurer if the converted policy exceeds the Ceding Company's Maximum Dollar Retention Limits, shown in section 3 of Schedule A. The reinsurance rates for the converted policy will be reinsurance rates contained in this Agreement, plus an additional 5%.

                  Reinsurance rates for term conversions will be point in scale (based on the original issue age, duration, and original underwriting class since issuance of the original policy). The recapture period applicable to the original policy shall govern the converted policy and duration shall be measured from the effective date of the original policy. Reinsurer will not reimburse Ceding Company for any conversion credits Ceding Company supplies to the insured.

                  If the term conversion results in an increase in risk amount, the increase will be underwritten by the Ceding Company as new business and will be eligible for reinsurance coverage under this Agreement as new business.

                  When a conversion is fully underwritten, the resulting policy will be administered the same as the issuance of a new policy.

         c. EXCHANGES AND REPLACEMENTS.
                  For purposes of this Agreement, an exchange or replacement is a new policy replacing an existing policy of the same type, where the new policy lacks at least one of the following characteristics: new business underwriting, full first year commissions, new suicide period, or new contestable period. New policies resulting from exchanges or replacements in the insurance reinsured hereunder will continue to be ceded to the Reinsurer under this Agreement, in an amount not to exceed the original amount reinsured hereunder.

                  Reinsurance rates for exchanges or replacements will be those in effect at issuance of the original policy and will be point in scale (based on the original issue age, duration, and original underwriting class since issuance of the original policy). The recapture period applicable to the original policy shall govern the new policy and duration shall be measured from the effective date of the original policy.

                  If an exchange or replacement results in an increase in risk amount, the increase will be underwritten by the Ceding Company as new business and will be eligible for reinsurance coverage under this Agreement as new business.

                  When an exchange or replacement is fully underwritten with new suicide and contestable periods and full first year commissions, the resulting policy will be administered the same as the issuance of a new policy.


12. POLICYHOLDER REINSTATEMENTS.
a. AUTOMATIC REINSTATEMENT.
                  If the Ceding Company reinstates a policy that was originally ceded to the Reinsurer as automatic reinsurance using conventional underwriting practices, the Reinsurer's reinsurance for that policy will be reinstated.

b. FACULTATIVE REINSTATEMENT.
                  If the Ceding Company has been requested to reinstate a policy that was originally ceded to the Reinsurer as facultative reinsurance, the Ceding Company will resubmit the case to the Reinsurer for underwriting approval before the reinsurance can be reinstated.

c. PREMIUM ADJUSTMENT.
                  The reinsurance premiums for the interval during which the policy was lapsed will be paid to the Reinsurer on the same basis as the Ceding Company charged its policyholder for the reinstatement.




d. REINSTATEMENT FOLLOWING REINSURANCE OF NON-FORFEITURE BENEFITS.

                  If the Ceding Company has been requested to reinstate a policy that was reinsured while on extended term or reduced paid-up then the reinsurance for the extended term or reduced paid up option will terminate and the original policy will be reinstated using either the automatic or facultative reinstatement procedures set forth above, in accordance with the reinsurance method used for the original policy. If the reinstatement results in an increase in the Reinsured Net Amount at Risk greater than that attained at the time of the non-forfeiture activity, the terms of Article 15b [Increases] will govern the increase.

13. INCREASE IN MAXIMUM DOLLAR RETENTION LIMITS AND RECAPTURE.
a. NEW BUSINESS.
                  If the Ceding Company increases its Maximum Dollar Retention Limits listed in Section 3 of Schedule A, then it may, at its option and with 90 days' written notice to the Reinsurer, increase its Maximum Dollar Retention Limits shown in Section 3 of Schedule A for policies issued after the effective date of the Maximum Dollar Retention Limit increase.

                  A change to the Ceding Company's Maximum Dollar Retention Limits will not affect the reinsured policies in force except as specifically provided in paragraph 18.b, below. Furthermore, unless agreed between the parties, an increase in Ceding Company's Maximum Dollar Retention Limits will not effect an increase in the total risk amount that it may automatically cede to the Reinsurer.

b. RECAPTURE.
                  If the Ceding Company increases its Maximum Dollar Retention Limits listed in Section 3 of Schedule A, then it may, with 90 days' written notice to the Reinsurer, reduce or recapture the reinsurance in force subject to the following requirements:

i. An in-force cession is not eligible for recapture until it has been reinsured for the minimum number of years shown in Section 7 of Schedule A. The effective date of the reduction in reinsurance will be the later of the first policy anniversary following the expiration of the 90-day notice period to recapture and the policy anniversary date when the required minimum number of years is attained.

ii. On all policies eligible for recapture, reinsurance will be reduced by the amount necessary to increase the total insurance retained up to the new Maximum Dollar Retention Limits.

iii. If more than one policy per life is eligible for recapture, then any recapture must be effected beginning with the policy with the earliest issue date and continuing in chronological order according to the remaining policies' issue dates.

iv. The Ceding Company may not rescind its election to recapture for policies becoming eligible at future anniversaries.

v. Recapture of reinsurance will not be allowed on any policy for which the Ceding Company did not keep its Maximum Dollar Retention Limit at issue. The Ceding Company's Maximum Dollar Retention Limits are stated in Section 3 of Schedule A.

vi. If any policy eligible for recapture is also eligible for recapture from other reinsurers, the reduction in the Reinsurer's reinsurance on that policy will be in proportion to the total amount of reinsurance on the life with all reinsurers.

vii. Recapture will not be made on a basis that may result in any anti-selection against the Reinsurer. The Reinsurer maintains the discretion to determine when anti-selection has occurred.

14.      ERROR AND OMISSION.
         Any unintentional or accidental failure of the Ceding Company or the Reinsurer to comply with the terms of this Agreement which can be shown to be the result of an oversight, misunderstanding or clerical error, will not be deemed a breach of this Agreement. Upon discovery, the error will be corrected so that both parties are restored to the position they would have occupied had the oversight, misunderstanding or clerical error not occurred. Should it not be possible to restore both parties to such a position, the Ceding Company and the Reinsurer shall negotiate in good faith to equitably apportion any resulting liabilities and expenses.

         This provision applies only to oversights, misunderstandings or clerical errors relating to the administration of reinsurance covered by this Agreement. This provision does not apply to the administration of the insurance provided by the Ceding Company to its insured or any other errors or omissions committed by the Ceding Company with regard to the policy reinsured hereunder.


15.      INSOLVENCY.
         In the event that the Ceding Company is deemed insolvent, all reinsurance death claims payable hereunder will be payable by the Reinsurer directly to the Ceding Company, its liquidator, receiver or statutory successor, without diminution because of the insolvency of the Ceding Company. It is understood, however, that in the event of such insolvency, the liquidator, receiver or statutory successor of the Ceding Company will give written notice to the Reinsurer of the pendency of a death claim against the Ceding Company on a risk reinsured hereunder within a reasonable time after such death claim is filed in the insolvency proceeding. Such notice will indicate the policy reinsured and whether the death claim could involve a possible liability on the part of the Reinsurer. During the pendency of such claim, the Reinsurer may investigate such death claim and interpose, at its own expense, in the proceeding where such death claim is to be adjudicated, any defense or defenses it may deem available to the Ceding Company, its liquidator, receiver or statutory successor. It is further understood that the expense thus incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are participating in the same death claim and a majority in interest (determined with respect to shares of net amount at risk) elects to interpose a defense or defenses to any such death claim, the expense will be apportioned among the reinsurers in the same proportion that the reinsurer's net liability bears to the sum of the net liability of all reinsurers on the insured's date of death.







16. ARBITRATION.
         a. GENERAL.
                  Notwithstanding any other provision, all disputes and other matters in question between the parties, arising out of, or relating to this Agreement, shall be submitted exclusively to arbitration upon the written request of either party; except a party shall not be prevented from filing and prosecuting a suit in a court of competent jurisdiction solely for the purpose of obtaining equitable relief, including for example, but not limited to, injunction or enforcement of subpoenas. The disputes and matters subject to arbitration include, but are not limited to disputes upon or after termination of this Agreement, and issues respecting the existence, scope, and validity of this Agreement. The arbitrators are to seek efficiencies in time and expense. The arbitrators are not bound to comply strictly with the rules of evidence. The arbitration panel also has, for example, the authority to issue subpoenas to third parties compelling prehearing depositions, and for document production. The arbitrators will have the authority to interpret this Agreement and, in doing so, will consider the customs and practices of the life insurance and life reinsurance industries. The arbitrators will consider this Agreement an honorable engagement rather than merely a legal obligation, and they are relieved of all judicial formalities and may abstain from following the strict rules of law.

b. NOTICE.
                  To initiate arbitration, one of the parties will notify the other, in writing, of its desire to arbitrate. The notice will state the nature of the dispute and the desired remedies. The party to which the notice is sent will respond to the notification in writing within 10 days of receipt of the notice. At that time, the responding party will state any additional dispute it may have regarding the subject of arbitration.

c. PROCEDURE.
                  Arbitration will be heard before a panel of three arbitrators. The arbitrators will be current or former executive officers of life insurance or life reinsurance companies other than either party or an affiliate of either party. Each party will appoint one arbitrator. Notice of the appointment of these arbitrators will be given by each party to the other party within 30 days of the date of mailing of the notification initiating the arbitration. These two arbitrators will, as soon as possible, but no longer than 45 days after the day of the mailing of the notification initiating the arbitration, then select the third arbitrator. In the event that either party should fail to choose an arbitrator within 30 days after the other party has given notice of its arbitrator appointment, the party which has already appointed an arbitrator may choose an additional arbitrator, and the two shall, in turn, choose a third arbitrator before entering arbitration. If the two arbitrators are unable to agree upon the selection of a third arbitrator within 30 days following their appointment, each arbitrator shall nominate three candidates within 10 days thereafter, two of whom the other shall decline and the decision shall be made by drawing lots.

                  Once chosen, the three arbitrators will have the authority to decide all substantive and procedural issues by a majority vote. The arbitrators shall operate in a fair but cost efficient manner. For example, the arbitrators are not bound by technical rules of evidence and may limit the use of depositions and discovery. The arbitration hearing will be held on the date fixed by the arbitrators at a location agreed upon by the parties. The arbitrators will issue a written decision from which there will be no appeal. Either party may reduce this decision to a judgment before any court that has jurisdiction of the subject of the arbitration.

                  Each party will pay the fees of its own attorneys, the arbitrator appointed by that party, and all other expenses connected with the presentation of its own case. The two parties will share equally in the cost of the third arbitrator.

                  The arbitration panel may, in its discretion, award attorneys' fees, costs, expert witness fees, expenses and interest, all as it deems appropriate to the prevailing party.


17.      OFFSET.
         All amounts due or otherwise accrued to any of the parties hereto or any of their parents, affiliates, or subsidiaries, whether by reason of premiums, losses, expenses, or otherwise, under this agreement or any other contract heretofore or hereafter entered into, will at all times be fully subject to the right of offset and only the net balance will be due and payable. The right of offset will not be affected or diminished because of the insolvency of either party.

18.      GOOD FAITH; FINANCIAL SOLVENCY.
         This Agreement is entered into in reliance on the utmost good faith of the parties including, for example, their warranties, representations and disclosures. It requires the continuing utmost good faith of the parties, their representatives, successors, and assigns. This includes a duty of full and fair disclosure of all information respecting the formation and continuation of this contract and the business reinsured hereunder. Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party agrees to promptly notify the other if it is subsequently financially impaired.

         In addition, the Ceding Company affirms that it has disclosed and will continue to disclose to the Reinsurer all matters material to this Agreement, such as its underwriting and policy issues (rules, philosophies, practices, and management personnel), its financial condition, studies and reports on the business reinsured, and any change in its ownership or control. The Reinsurer or its representatives have the right at any reasonable time to inspect the Ceding Company's records relating to this Agreement.


19.      TREATMENT OF CONFIDENTIAL INFORMATION.
         Except for the purposes of carrying out this Agreement and as required by law, the Reinsurer shall not disclose or use any non-public personally identifiable customer or claimant information ("Customer/Claimant Information") provided by the Ceding Company to the Reinsurer, as such Customer/Claimant Information is defined by the Gramm-Leach-Bliley Act and related regulations. Such Customer/Claimant Information shall be shared only with those entities with which the Reinsurer may, from time to time, contract in accordance with the fulfillment of the terms of this Agreement, including but not limited to the Reinsurer's retrocessionaires and the Reinsurer's affiliates.


20.      TERM OF THIS AGREEMENT AND TERMINATION.
         The Ceding Company will maintain and continue the reinsurance provided in this Agreement as long as the policy to which it relates is in force or has not been fully recaptured. This Agreement may be terminated, without cause, for the acceptance of new reinsurance after 90 days' written notice of termination by either party to the other. The Reinsurer will continue to accept reinsurance during this


         90-day period. The Reinsurer's acceptance will be subject to both the terms of this Agreement and the Ceding Company's payment of applicable reinsurance premiums. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties materially breaches this Agreement, or becomes insolvent or financially impaired.


21.      MEDICAL INFORMATION BUREAU.
         The Reinsurer is required to strictly adhere to the Medical Information Bureau Rules, and the Ceding Company agrees to abide by these Rules, as amended from time to time. The Ceding Company will not submit a preliminary notice, application for reinsurance, or reinsurance cession to the Reinsurer unless the Ceding Company has an authentic, signed preliminary or regular application for insurance in its home office and the current required Medical Information Bureau authorization.

22.      SEVERABILITY
         In the event that any court, arbitrator, or administrative agency determines any provision or term of this Agreement to be invalid, illegal or unenforceable, all of the other terms and provisions of this Agreement shall remain in full force and effect to the extent that their continuance is practicable and consistent with the original intent of the parties. However, in the event this Article is exercised and the Agreement no longer reflects the original intent of the parties, the parties agree to attempt to renegotiate this Agreement in good faith to carry out its original intent.

23.      SURVIVAL.
         All provisions of this Agreement shall survive its termination to the extent necessary to carry out the purposes of this Agreement or to ascertain and enforce the parties' rights or obligations hereunder existing at the time of termination.


24.      NON-WAIVER.
         No waiver by either party of any violation or default by the other party in the performance of any promise, term or condition of this Agreement shall be construed to be a waiver by such party of any other or subsequent default in performance of the same or any other promise, term or condition of this Agreement. No prior transactions or dealings between the parties shall be deemed to establish any custom or usage waiving or modifying any provision hereof. The failure of either party to enforce any part of this Agreement shall not constitute a waiver by such party of its right to do so, nor shall it be deemed to be an act of ratification or consent.

                                   SCHEDULE A

                               COVERAGE AND LIMITS


1.       PLANS REINSURED:

         The policy plans and supplemental benefits eligible for automatic and facultative reinsurance coverage are:

            ====================================================================
                                           Plans
            --------------------------------------------------------------------
            --------------------------------------------------------------------
            Single Life UL/VUL
            --------------------------------------------------------------------
            --------------------------------------------------------------------
            Survivorship UL/VUL
            --------------------------------------------------------------------
            --------------------------------------------------------------------
            Traditional Single Life Plans
            --------------------------------------------------------------------
            --------------------------------------------------------------------
            Traditional Survivorship Plans
            --------------------------------------------------------------------
            --------------------------------------------------------------------
            Accelerated Benefits Rider
            --------------------------------------------------------------------
            --------------------------------------------------------------------
            Beneficiary Insurance Option Rider
            --------------------------------------------------------------------
            --------------------------------------------------------------------
            Policy Continuation Rider (for First-to-Die Policies)
            --------------------------------------------------------------------
            --------------------------------------------------------------------
            Flexible Term Rider
            --------------------------------------------------------------------
            --------------------------------------------------------------------
            Adds Rider and Dividend Additions
            --------------------------------------------------------------------
            --------------------------------------------------------------------
            Additional Protection Benefit Rider
            --------------------------------------------------------------------
            --------------------------------------------------------------------
            Policy Split Option Rider
            --------------------------------------------------------------------
            --------------------------------------------------------------------
            Estate Preservation Rider
            --------------------------------------------------------------------
            --------------------------------------------------------------------
            Individual Term Riders
            --------------------------------------------------------------------
            --------------------------------------------------------------------
            Continuing Coverage Rider
            --------------------------------------------------------------------
            --------------------------------------------------------------------
            Enhanced Death Benefit Rider
            --------------------------------------------------------------------
            --------------------------------------------------------------------
            Automatic Increase Rider
            --------------------------------------------------------------------
            --------------------------------------------------------------------
            Accelerated Care Rider - See Addendum A
            ====================================================================


2.       REINSURANCE AMOUNT:

         a.       AUTOMATIC REINSURANCE:
         Subject to the Reinsurer's share of the Reinsurers' Automatic Acceptance Limits in Section 4 of Schedule A, the Reinsurer will automatically reinsure 25% of the excess Net Amount at Risk, as defined in Section 8 of this Schedule A, above the Ceding Company's Maximum Dollar Retention Limits, which are defined in Section 3 of this Schedule A.

         b.       FACULTATIVE REINSURANCE:
         The Ceding Company's amount and the Reinsurer's amount of the Net Amount at Risk shall be determined on a case-by-case basis for facultative cessions.

3.       CEDING COMPANY'S MAXIMUM DOLLAR RETENTION LIMITS:

         a. With the exception of second-to-die policies, the Ceding Company will retain $1,000,000 on any one life. For second-to-die policies, the Ceding Company will retain an equal amount on each life such that the maximum retention on either life is $1,000,000.

         b. On all plans other than universal life, the Ceding Company will retain, in addition to its retention stated in Section 3.a above, a share proportinal to its retention stated in
                  Section 3.a above of the additional insurance provided in the following situations:

          i.   Purchased by dividends.
          ii. Issued under the terms of a Cost of Living (COL) or other increasing term insurance rider.
          iii. Issued under the terms of its annual premium additions rider
               (APAR).

                  The net amount at risk on an Estate Preservation Rider issued on a second-to-die policy will be included with the net amount at risk under the base plan and other riders in determining National Life's $1,000,000 retention. At expiration of the Estate Preservation Rider, National Life will retain the same proportional share of the total net amount at risk as before expiration.

4.       REINSURERS' AUTOMATIC ACCEPTANCE LIMITS:

         On each life, the amount automatically reinsured under all agreements with all reinsurers, including the Ceding Company's Maximum Dollar Retention must not exceed $15,000,000. The total mortality rating on the insurable life shall not be higher than 500% for permanent plans, and 300% for term plans and term riders, or the equivalent on a flat extra premium basis.

         If one life is uninsurable, the sum of any amount of insurance already in-force on the insurable life and the amount applied for on the current application on the insurable life with all Reinsurer's shall not exceed $15,000,000.

         The amount automatically reinsured by the Reinsurer for the Beneficiary Insurance Option Rider must not exceed $2,000,000.

5.       AUTOMATIC IN FORCE AND APPLIED FOR LIMIT:

a. LIFE INSURANCE IN FORCE AND APPLIED FOR LIMIT:

                  $25,000,000


1.       PREMIUM DUE:

         Reinsurance premiums are due annually in advance. These premiums are due on the issue date and each subsequent policy anniversary. Reinsurance premiums are due within the first 15 days following the calendar quarter of the issue date and each subsequent policy anniversary.

2.       RECAPTURE PERIOD:

         Recapture is only allowed in accordance with Article 18.b of this Agreement. The minimum number of years for a cession to be reinsured before it is eligible for recapture pursuant to Article 18.b. is 10 years for single life plans, and 20 years for survivorship plans.

3.       NET AMOUNT AT RISK:

         UNIVERSAL LIFE PLANS:

         For universal life policies the amount of reinsurance for any policy year is to be determined at the beginning of such year as the excess, if any, of the amount at risk over the retained risk. Once determined for a particular policy year, the amount of reinsurance shall be altered only if there is a policy change effected during the year.

         The Net Amount at Risk for purposes of this Agreement is the death benefit amount less the accumulated value of the policy. The retained risk for a policy is determined at the original issue date of the policy as agreed in the reinsurance cession.

         The net amount at risk on the policies and riders eligible for reinsurance under this Agreement, is defined below:

                  OPTION A BASE POLICY: The net amount at risk is the death benefit minus the accumulation value, where the death benefit is the greater of the Face Amount or the minimum amount required under Section 7702 of the IRC.

                  OPTION B BASE POLICY: The net amount at risk is the death benefit minus the accumulation value, where the death benefit is the greater of the Face Amount plus accumulation value or the minimum amount required under Section 7702 of the IRC.

         ALL PLANS OTHER THAN UNIVERSAL LIFE:

         The portion of the policy reinsured (p) will be determined at issue as the reinsured face amount divided by the total face amount. The Net Amount at Risk reinsured will be determined at issue for its first ten years as follows:

         1. Calculate the Net Amount at Risk reinsured for the first policy years as (p) x [(a) + (b) - (c)] where:

                  (a) = The first year death benefit of the policy;

                  (b) = The first year death benefit of any insurance provided by the adds rider;

                  (c) = The total projected cash value at the end of the first year, excluding any dividend payable only at the completion of the first year.

         2. Calculate the projected Net Amount at Risk reinsured for the tenth policy year as (p) x [(a) + (b) + (c) - (d)] where:

                  (a) = The tenth-year benefit from the base policy;

                  (b) = The projected tenth-year death benefit from any insurance purchased by dividends (based on the continuation of CEDING COMPANY's current dividend scale);

                  (c) = The projected tenth-year death benefit from any life insurance rider (term, cost of living, or adds rider);

                  (d) = The total projected tenth-year cash value, excluding any dividend payable only at the completion of the tenth year.

         3. The Net Amount at Risk reinsured for the intervening years will be calculated using straight-line interpolation between the first year and the tenth-year net amount at risk reinsured values.

                  The Net Amount at Risk reinsured will be recalculated at the end of each ten-year period (or at the time of any policy change) and projected for another ten-year period using the then-current dividend scale. Again straight-line interpolation will be used to calculate the Net Amount at Risk reinsured for the intervening years.

         TERM INSURANCE RIDERS:

         The Net Amount at Risk is the Rider Face Amount.


         For purposes of this Agreement, the following will apply:

         The Face Amount is the amount the Ceding Company uses to determine the death benefit and proceeds payable under the policy. The Initial Base Face Amount will be shown in the Policy Data of the policy.


4.       ADDITIONAL UNDERWRITING REQUIREMENTS:

         The following requirements apply to business reinsured under this Agreement. These requirements are in addition to the conventional underwriting and issue practices described in Article 3.a. of this Agreement.

                              BLOOD PROFILE LIMITS:

         Where permitted by law, a blood profile including an AIDS test is required for ages 18+. The AIDS test is to be an HIV or, when the HIV is not permitted, a T-Cell ratio.

                                   EXHIBIT A.I

                             UNDERWRITING GUIDELINES

                                   SCHEDULE B

           REINSURANCE PREMIUMS - YEARLY/MONTHLY RENEWABLE TERM BASIS


1.       AUTOMATIC REINSURANCE PREMIUMS - LIFE:

a.       SINGLE LIFE PLANS WITH ELITE PREFERRED CLASS AVAILABLE:
                  Standard annual reinsurance premiums per $1000 reinsured are the following percentages of the 1990 - 95 Basic Select and Ultimate Table attached to this Schedule B as Exhibit B.I:

         =============================================== =======================
                   Elite Preferred Nonsmoker
         ----------------------------------------------- -----------------------
         ----------------------------------------------- -----------------------
                      Preferred Nonsmoker
         ----------------------------------------------- -----------------------
         ----------------------------------------------- -----------------------
                       Standard Nonsmoker
         ----------------------------------------------- -----------------------
         ----------------------------------------------- -----------------------
                        Preferred Smoker
         ----------------------------------------------- -----------------------
         ----------------------------------------------- -----------------------
                        Standard Smoker
         =============================================== =======================

a.       SURVIVORSHIP UL/VUL:
                  Standard annual reinsurance premiums per $1000 reinsured are the following percentages of the 1990 - 95 Basic Select and Ultimate Table attached to this Schedule B as Exhibit B.I., applied to each individual life. Single life rates are then Frasierized, as determined in Exhibit B.II.

         =============================================== =======================
                      Preferred Nonsmoker
         ----------------------------------------------- -----------------------
         ----------------------------------------------- -----------------------
                       Standard Nonsmoker
         ----------------------------------------------- -----------------------
         ----------------------------------------------- -----------------------
                        Preferred Smoker
         ----------------------------------------------- -----------------------
         ----------------------------------------------- -----------------------
                        Standard Smoker
         =============================================== =======================

                  There shall be a minimum annual reinsurance premium of $.12 per $1000 per year.

b.       TRADITIONAL SURVIVORSHIP (JEA):
                  Standard annual reinsurance premiums per $1000 reinsured are % of the Last Survivor Premium Rates attached to this Schedule B as Exhibit B.III.

c.       SINGLE LIFE PLANS WITH NO ELITE PREFERRED CLASS AVAILABLE:
                  Standard annual reinsurance premiums per $1000 reinsured are the following percentages of the 1990 - 95 Basic Select and Ultimate Table attached to this Schedule B as Exhibit B.I:

         =============================================== =======================
                      Preferred Nonsmoker
         ----------------------------------------------- -----------------------
         ----------------------------------------------- -----------------------
                       Standard Nonsmoker
         ----------------------------------------------- -----------------------
         ----------------------------------------------- -----------------------
                             Smoker
         =============================================== =======================

d.       FIRST TO DIE POLICIES:
                  The annual premiums per $1000 reinsured shall be .95 times the following percentages times the sum of the 1990 - 95 Basic Select and Ultimate Table, attached to this Schedule B as Exhibit B.I, for the first life and the second life:

         =============================================== =======================
                      Preferred Nonsmoker
         ----------------------------------------------- -----------------------
         ----------------------------------------------- -----------------------
                       Standard Nonsmoker
         ----------------------------------------------- -----------------------
         ----------------------------------------------- -----------------------
                             Smoker
         =============================================== =======================

e. BENEFICIARY INSURANCE OPTION RIDER:
                  Standard annual premiums per $1000 reinsured shall be the following percentages of the Beneficiary Insurance Option Rates attached to this Schedule B as Exhibit B.IV:

         =============================== =======================================
                      YEAR                                  PERCENTAGE
         ------------------------------- ---------------------------------------
         ------------------------------- ---------------------------------------
                        1
         ------------------------------- ---------------------------------------
         ------------------------------- ---------------------------------------
                       2+
         =============================== =======================================

                  After the option under the Beneficiary Insurance Rider has been exercised, premiums will be calculated as specified under Single Life Policies, above, and will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

f.       POLICY CONTINUATION RIDER:

                  The annual standard premiums per $1000 reinsured shall be 100% of the Survivor Purchase Option/Designated Second Life Rider rates attached to this Schedule B as Exhibit B.V. After the option is elected the reinsurance premiums will be based on the surviving insured's original issue age and underwriting classification. If the second insured dies within 90 days of the death of the first insured, an additional death benefit is payable.

g. FLEXIBLE TERM RIDER (For Single Life, First-to-Die and Second-to-Die
Policies)

                  Reinsurance premiums shall be the same as for the base plan.

h. ADDS RIDER AND DIVIDEND ADDITIONS (For Single Life, First-to-Die and Second-to-Die policies)

                  Reinsurance premiums shall be the same as for the base plan.

i. POLICY SPLIT OPTION RIDER: Reinsurance premiums for this option shall be % of the reinsurance premiums for the base policy.

j. EXERCISE OF THE POLICY SPLIT OPTION RIDER: After a split, the reinsurance premiums per $1,000 reinsured shall be the CEDING COMPANY'S RPR Rates based on attained ages at the time of the split.

                  The policy shall be split on a 50/50 basis and each life must be rated Table 6 or better.

k. INDIVIDUAL TERM RIDERS: Reinsurance premiums, per $1000 reinsured under the Individual Term Riders, shall be the Single Life Rates as stated in Section 1.a of this Schedule B.

l.       CONTINUING COVERAGE RIDER:
                  Reinsurance premiums for this rider shall be 85% of the rider premiums attached to this Schedule B as Exhibit B.VI.

m.       OTHER RIDERS:

i.       JOINT LIFE:
                      Standard annual reinsurance premiums, per $1000 reinsured for the riders listed below, shall be the same rates as for the base plan.

|X|      Additional Protection Benefit Rider
|X|      Estate Preservation Rider
|X|      Enhanced Death Benefit Rider*
|X|      Automatic Increase Rider*

                  *Reinsurance rates for these riders shall be based on the original issue age, duration since issuance of the rider and the original underwriting classification.

ii. Single Life:
                      Standard annual reinsurance premiums, per $1000 reinsured for the riders listed below, shall be the same rates as for the base plan.

|X|      Additional Protection Benefit Rider
|X|      Automatic Increase Rider*

                  *Reinsurance rates for these riders shall be based on the original issue age, duration since issuance of the rider and the original underwriting classification.

n. Flat Extra reinsurance premiums are the following percentages of such premiums charged the insured:

         =======================================================================
                Permanent flat extra premiums (for more than 5 years duration)
         -----------------------------------------------------------------------
         ---------------------------------- ------------------------------------
                First Year
         ---------------------------------- ------------------------------------
         ---------------------------------- ------------------------------------
               Renewal Years
         ================================== ====================================

         =======================================================================
                 Temporary flat extra premiums (for 5 years or less duration)
         -----------------------------------------------------------------------
         ---------------------------------- ------------------------------------
                 All Years
         ================================== ====================================

                  Flat Extra premiums shall be added to each single life rate before Frasierization.


2.       AGE BASIS:

         Age Nearest Birthday

3.       CONVERSION RATES

         Annual reinsurance premiums for conversions to plans not reinsured with the Reinsurer, as specified in Article 16.b, shall be the Ceding Company's then current rates for permanent insurance. Reinsurance rates shall be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

4.       FACULTATIVE RATE LIMIT:

         The automatic reinsurance rates in this Agreement can be used for facultative reinsurance up to the limits shown below.

a. The total amount of insurance in force and applied for, per life, with all companies, does not exceed $50,000,000.

                              SCHEDULE B, CONTINUED


b. The total amount reinsured with the Reinsurer, per life, does not exceed the following:

         ========================== ======================== ======================== =========================
                Issue Ages               Std - Table 4            Tables 5 - 8             Tables 9 - 16
         -------------------------- ------------------------ ------------------------ -------------------------
         -------------------------- ------------------------ ------------------------ -------------------------
                   0-75                   $20,000,000              $15,000,000              $10,000,000
         -------------------------- ------------------------ ------------------------ -------------------------
         -------------------------- ------------------------ ------------------------ -------------------------
                   76-80                  $15,000,000              $10,000,000                $5,000,000
         -------------------------- ------------------------ ------------------------ -------------------------
         -------------------------- ------------------------ ------------------------ -------------------------
                   81-85                  $5,000,000                     $0                       $0
         ========================== ======================== ======================== =========================


                  For joint First-to-Die policies, the maximum amount in the table above is determined by the life that produces the smallest amount.

                  For joint Second-to-Die policies, the maximum amount in the table above is determined by the life that produces the largest amount.

         For policies where one life is uninsurable, if the healthier life is rated above Table 8, the Reinsurer can offer only $1,500,000, if available.

         If either limit is exceeded, then rates shall be 110% times the automatic reinsurance rates in this Agreement.

                                   EXHIBIT B.I

                  1990-95 Basic Select and Ultimate Table with
                      Manulife's High Issue Age Extension
                                 (See Attached)

                                  EXHIBIT B.II

           CALCULATION OF "FRASIERIZED" SECOND TO DIE MORTALITY RATES

         The following steps convert the single life mortality rates, attached as EXHIBIT B.1.I, into "Frasierized" second to die mortality rates.

1.       q[x] + t - 1 are the single life mortality rates for lives x and y, in policy year t,
         q[y] + t - 1 obtained by taking the rates shown in Exhibit B.1.I., attached to this Schedule B.1, and dividing by 1000. (For substandard lives, add an extra 25% per table plus any flat extra.)

2.       p[x] + t - 1 = 1 - q[x] + t - 1
         p[y] + t - 1 = 1 - q[y] + t - 1

3.       t-1p[x] = p[x].p[x] + 1.p[x] + 2....p[x]+t-2
         t-1p[y] = p[y].p[y] + 1.p[y] + 2....p[y]+t-2

4.       q[x]+t-1:[y]+t-1 = T-1P[X] T-1P[Y] Q[X]+T-1 Q[Y]+T-1 + T-1P[X]
            (1 - T-1P[Y]) Q[X]+T-1 + (1 - T-1P[X]) T-1P[Y] Q[Y] +T-1 t-1p[x]
            --------------------------------------------------------------------
                    t-1p[y] + t-1p[x] (1 - t-1p[y]) + (1 - t-1p[x]) t-1p[y]


         The Frazierized second to die mortality rate per $1,000 in policy year t = 1000q[x]+t-1:[y]+t-1.

                                  EXHIBIT B.III
                           Last Survivor Premium Rates
                                 (See Attached)

                                  EXHIBIT B.IV
                       Beneficiary Insurance Option Rates
                                 (See Attached)

                                   EXHIBIT B.V
              Survivor Purchase Option/Designated Second Life Rider
                                 (See Attached)

                                  EXHIBIT B.VI
                       Continuing Coverage Rider Premiums
                                 (See Attached)

                                   SCHEDULE C

                              REPORTING INFORMATION


                         INFORMATION ON RISKS REINSURED


                    1.   Type of Transaction
                    2.   Effective Date of Transaction
                    3.   Automatic/Facultative Indicator
                    4.   Policy Number
                    5.   Full Name of Insured
                    6.   Date of Birth
                    7.   Sex
                    8.   Smoker/Nonsmoker
                    9.   Policy Plan Code
                    10.  Insured's State of Residence
                    11.  Issue Age
                    12.  Issue Date
                    13.  Duration from Original Policy Date
                    14.  Face Amount Issued
                    15.  Reinsured Amount (Initial Amount)
                    16.  Reinsured Amount (Current Amount at Risk)
                    17.  Change in Amount at Risk Since Last Report
                    18.  Death Benefit Option (For Universal Life Type Plans)
                    19.  ADB Amount (If Applicable)
                    20.  Substandard Rating
                    21.  Flat Extra Amount Per Thousand
                    22.  Duration of Flat Extra
                    23.  PW Rider (Yes or No)
                    24.  Previous Policies (Yes or No)
                    25.  Premiums

                                     SAMPLE

                             POLICY EXHIBIT SUMMARY
                             (LIFE REINSURANCE ONLY)

CEDING COMPANY:
                 ------------------------------ -- ----------- -- ------------ -- -------------------------
REINSURER:
                 ------------------------------ -- ----------- -- ------------ -- -------------------------
ACCOUNT NO:
                 ------------------------------ -- ----------- -- ------------ -- -------------------------
PREPARED BY:                                       Phone:         (            )
                 ------------------------------                   ------------    -------------------------
DATE PREPARED:
                 ------------------------------ -- ----------- -- ------------ -- -------------------------

TYPE OF REINSURANCE:

                  Yearly Renewable Term
                                         ------------------------------------------
                  Coinsurance
                                         ------------------------------------------
                  Modified Coinsurance
                                         ------------------------------------------
                  Other
                                         ------------------------------------------

VALUATION DATE:
                  ------------------

                                                 NUMBER OF                 AMOUNT OF
                                                 POLICIES                  REINSURANCE

A.       In Force Beginning
         of Period       /      /
                   ------ ------ -------      -----------------        ---------------------------
B.       New Paid Reinsurance Ceded
                                              ----------------         --------------------------
C.       Reinstatements
                                              ----------------         --------------------------
D.       Revivals
                                              ----------------         --------------------------
E.       Increases (Net)
                                              ----------------         --------------------------
F.       Conversion In
                                              ----------------         --------------------------
G.       Transfers In
                                              ----------------         --------------------------
H.       Total Increases (B - G)
                                              ----------------         --------------------------
I.       Deaths
                                              ----------------         --------------------------
J.       Maturities
                                              ----------------         --------------------------
K.       Cancellations
                                              ----------------         --------------------------
L.       Expiries
                                              ---------------         --------------------------
M.       Surrenders
                                              ----------------         --------------------------
N.       Lapses
                                              ----------------         --------------------------
O.       Recaptures
                                              ----------------         --------------------------
P.       Other Decreases (Net)
                                              ----------------         --------------------------
Q.       Reductions
                                              ----------------         --------------------------
R.       Conversions Out
                                              ---------------         --------------------------
S.       Transfers Out
                                              ----------------         --------------------------
T.       Total Decreases (I - S)
                                              ----------------         --------------------------
U.       Current In Force      /      /
                          ----- ------ ------ ----------------         --------------------------
         (A + H - T)

                                     SAMPLE

                             RESERVE CREDIT SUMMARY

CEDING COMPANY:
                                 ------------------------------ -- ----------- -- ------------ -- -------------------------
REINSURER:
                                 ------------------------------ -- ----------- -- ------------ -- -------------------------
ACCOUNT NO:
                                 ------------------------------ -- ----------- -- ------------ -- -------------------------
PREPARED BY:                                                       Phone:         (
                                 ------------------------------                   ------------    -------------------------
DATE PREPARED:
                                 ------------------------------ -- ----------- -- ------------ -- -------------------------

TYPE OF REINSURANCE:

                  Yearly Renewable Term
                                                            ------------------------------------------
                  Coinsurance
                                                            ------------------------------------------
                  Modified Coinsurance
                                                            ------------------------------------------
                  Other
                                                            ------------------------------------------

VALUATION DATE:
                  ------------------

TYPE OF RESERVES:

                  Statutory
                                                            ------------------------------------------
                  GAAP
                                                            ------------------------------------------
                  Tax
                                                       ------------------------------------------


                                                                          ISSUE
                                  VALUATION BASIS                        YEAR           IN FORCE         IN FORCE         RESERVE
                    Mortality       Interest         Valuation          Range            Count            AMOUNT           CREDIT
A. Life Insurance
                  --------------- -------------    --------------    -------------    -------------    -------------    -----------

                  --------------- -------------    --------------    -------------    -------------    -------------    -----------
B. Accidental
Death Benefit
                  --------------- -------------    --------------    -------------    -------------    -------------    -----------
C. Disability
Active Lives
                  --------------- -------------    --------------    -------------    -------------    -------------    -----------
D. Disability
Disabled Lives
                  --------------- -------------    --------------                                      -------------    -----------
                                                                     -------------    -------------
E. Other
Please Explain
                                                                     -------------    -------------
                  --------------- -------------    --------------                                      -------------    -----------

                                                                                             grand total:
                                                                                                              -------------


                                     SAMPLE

                               ACCOUNTING SUMMARY

CEDING COMPANY:
                                 ------------------------------ -- ----------- -- ------------ -- -------------------------
REINSURER:
                                 ------------------------------ -- ----------- -- ------------ -- -------------------------
ACCOUNT NO:
                                 ------------------------------ -- ----------- -- ------------ -- -------------------------
PREPARED BY:                                                       Phone:         (            )
                                 ------------------------------                   ------------    -------------------------
DATE PREPARED:
                                 ------------------------------ -- ----------- -- ------------ -- -------------------------

TYPE OF REINSURANCE:

                  Yearly Renewable Term
                                                            ------------------------------------------
                  Coinsurance
                                                            ------------------------------------------
                  Modified Coinsurance
                                                            ------------------------------------------
                  Other
                                                            ------------------------------------------

VALUATION DATE:
                           ----------------------------


                                 LIFE                      WP                    AD                TOTAL
Premiums
      First Year
                             ------------            -----------            -----------            ------------
      Renewal
                             ------------            -----------            -----------            ------------

Allowances
      First Year
                             ------------            -----------            -----------            ------------
      Renewal
                             ------------            -----------            -----------            ------------

Adjustments
      First Year
                             ------------            -----------            -----------            ------------
      Renewal
                             ------------            -----------            -----------            ------------

Net Due REINSURER
      First Year
                             ------------            -----------            -----------            ------------
      Renewal
                             ------------            -----------            -----------            ------------

      TOTAL DUE
                  -----------------            -----------            ------------           ------------

           (The above information should be a summary of the detailed information provided to the Reinsurer.)


                                   SCHEDULE D
                                FACULTATIVE FORMS

                          (See attached sample forms.)

                           Application for Reinsurance
                           Notification of Reinsurance

                                 AMENDMENT NO. 1
                             EFFECTIVE JUNE 1, 2002

                                     to the

                            Automatic and Facultative
                   Yearly Renewable Term Reinsurance Agreement
                            Effective January 1, 2002

                                     between

                         NATIONAL LIFE INSURANCE COMPANY
                               ("Ceding Company")


                                       And


                                  ("Reinsurer")


                                 R E C I T A L S

WHEREAS, Reinsurer currently reinsures Ceding Company's plans or policies under the Agreement; and

WHEREAS, Ceding Company wishes to cede and Reinsurer wishes to reinsure Ceding Company's Accelerated Care Rider ("ACR") on Universal Life and Variable Universal Life plans or policies ceded to Reinsurer under the Agreement.


                                A M E N D M E N T

The parties hereby agree to amend or modify the Agreement by adding the Ceding Company's Accelerated Care Rider, as follows:

1. An Accelerated Care Rider may be added to the Universal Life or Variable Universal Life products covered under this Agreement.

       The reinsurance benefit is the Reinsurer's proportionate share of the accelerated death benefit payable under this Agreement. The Accelerated Care Rider payable under this Agreement is the Reinsurer's proportionate share of the net amount at risk as shown in Article 7 of the Agreement, reduced by the Ceding Company's discount percentage and subject to Ceding Company's cap on the total death benefit payable to the insured. The cap is either a dollar amount or a percentage of the total Accelerated Care Rider. There are no reinsurance premiums for this benefit.

2. Except for those additional terms, conditions and modifications contained in this Amendment 1, all other terms and conditions of the Agreement, including amendments thereto, shall remain unchanged.

In witness of the foregoing, Ceding Company and Reinsurer have, by their respective officers, hereby executed this Amendment 1 in duplicate on the dates indicated below, with an effective date of June 1, 2002.

NATIONAL LIFE OF VERMONT
INSURANCE COMPANY

By:   ______________________________      By:   ________________________________
Title:______________________________      Title:________________________________
Date:_______________________________      Date:_________________________________

By:   ______________________________      By:   ________________________________
Title:______________________________      Title:________________________________
Date:_______________________________      Date:_________________________________